Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-145764, 333-138461, 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) and on Form S-3 (333-125640) of BroadVision, Inc. of our report dated February 24, 2009, relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting of BroadVision, Inc., included in this Annual Report on Form 10-K.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
February 24, 2009